EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-84022 of Multilink Technology Corporation on Form S-8 of our reports dated February 19, 2003, appearing in this Annual Report on Form 10-K of Multilink Technology Corporation for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey March 19, 2003